                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 22, 2001



                  FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 DELAWARE                     001-15181         04-3363001
    (State or other jurisdiction of       (Commission File        (I.R.S.
Employer incorporation or organization)       Number)        Identification No.)


                              82 RUNNING HILL ROAD
                           SOUTH PORTLAND, MAINE 04106
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (207) 775-8100

ITEM 5. OTHER EVENTS

     On January 22, 2001, our wholly owned subsidiary, Fairchild Semiconductor Corporation ("Fairchild") announced an agreement to acquire substantially all of the assets of, and to assume certain liabilities of, Intersil Corporation's discrete power products business ("DPP") for cash consideration of approximately $338.0 million. DPP is a leading provider of silicon-based discrete power devices for the computer, communications, industrial, automotive, and space and defense end-user markets.

     In connection with the financing of the DPP acquisition, on January 26, 2001 Fairchild agreed to sell $350.0 million aggregate principal amount 10.5% senior subordinated notes due 2009. These notes will be sold to qualified institutional buyers in reliance on Rule 144A and outside the United States in compliance with Regulation S under the Securities Act of 1933. The notes will not be registered under the Securities Act of 1933. Unless so registered, the notes may not be offered or sold in the Unites States except pursuant to an exemption from, or in a transaction not subject to the registration requirements of, the Securities Act and applicable state securities laws. The net proceeds from this offering, after deducting fees and expenses, will be held in escrow until the closing of the acquisition of DPP. In the event that the acquisition is not consummated by July 30, 2001 the Company will be required to redeem the notes, plus accrued and unpaid interest.

     Further information is included in Fairchild's press releases incorporated herein by reference.


     c)   Exhibits

          99.1 Press Release dated January 22, 2001

          99.2 Press Release dated January 26, 2001

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     Fairchild Semiconductor International, Inc.


Date:  January 31, 2001              By: /s/ David A. Henry
                                         ---------------------------
                                         David A. Henry
                                         Vice President, Corporate Controller
                                         (Principal Accounting Officer and
                                         Duly Authorized Officer)




                                       3